EXHIBIT 10.1

                               SALE AGREEMENT




                BONDABLE TRANSITION PROPERTY SALE AGREEMENT


                                  between


                        PSE&G TRANSITION FUNDING LLC
                                   Issuer


                                    and


                  PUBLIC SERVICE ELECTRIC AND GAS COMPANY
                                   Seller






                        Dated as of January 31, 2001



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                             TABLE OF CONTENTS


                                 ARTICLE I

                                Definitions

SECTION 1.01  Definitions....................................................................1
SECTION 1.02  Other Definitional Provisions..................................................1

                                 ARTICLE II

           Conveyance of Transferred Bondable Transition Property

SECTION 2.01  Conveyance of Initial Transferred Bondable Transition Property.................2
SECTION 2.02  Conditions to Conveyance of Bondable Transition Property.......................3

                                ARTICLE III

                  Representations and Warranties of Seller

SECTION 3.01  Organization and Good Standing.................................................5
SECTION 3.02  Due Qualification..............................................................5
SECTION 3.03  Power and Authority............................................................5
SECTION 3.04  Binding Obligation.............................................................6
SECTION 3.05  No Violation...................................................................6
SECTION 3.06  No Proceedings.................................................................6
SECTION 3.07  Approvals......................................................................6
SECTION 3.08  The Transferred Bondable Transition Property...................................7
SECTION 3.09  Solvency.......................................................................9

                                 ARTICLE IV

                          Covenants of the Seller

SECTION 4.01  Seller's Existence............................................................10
SECTION 4.02  No Liens or Conveyances.......................................................10
SECTION 4.03  Use of Proceeds.  ............................................................10
SECTION 4.04  Delivery of Collections.......................................................10
SECTION 4.05  Notice of Liens...............................................................11
SECTION 4.06  Compliance with Law...........................................................11
SECTION 4.07  Covenants Related to Transferred Bondable Transition Property.................11
SECTION 4.08  Protection of Title...........................................................12
SECTION 4.09  Taxes.........................................................................13

                                 ARTICLE V

                   Additional Undertakings of the Seller

SECTION 5.01  Liability of the Seller; Indemnities..........................................13
SECTION 5.02  Merger or Consolidation of, or Assumption of the Obligations of, the Seller...14
SECTION 5.03  Limitation on Liability of the Seller and Others..............................16

                                 ARTICLE VI

                          Miscellaneous Provisions

SECTION 6.01  Amendment.....................................................................16
SECTION 6.02  Notices.......................................................................16
SECTION 6.03  Assignment by Seller..........................................................17
SECTION 6.04  Assignment to Trustee.........................................................17
SECTION 6.05  Limitations on Rights of Others...............................................17
SECTION 6.06  Severability..................................................................17
SECTION 6.07  Separate Counterparts.........................................................18
SECTION 6.08  Headings......................................................................18
SECTION 6.09  Governing Law.................................................................18
SECTION 6.10  Nonpetition Covenant..........................................................18


EXHIBIT A - Bill of Sale...................................................................A-1
EXHIBIT B - Opinion of Counsel.............................................................B-1
EXHIBIT C - Opinion of Counsel.............................................................C-1

APPENDIX A - Master Definitions

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               BONDABLE TRANSITION PROPERTY SALE AGREEMENT, dated as of
January 31, 2001, by and between PSE&G TRANSITION FUNDING LLC, a Delaware limited liability company, as issuer (the "Issuer"), and PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation, as seller hereunder (in such capacity, the "Seller").

                            W I T N E S S E T H:

               WHEREAS the Issuer desires to purchase from time to time Bondable Transition Property created pursuant to the Competition Act and the Financing Order;

               WHEREAS the Seller is willing to sell Bondable Transition Property to the Issuer;

               WHEREAS the Issuer, in order to finance the purchase of the Transferred Bondable Transition Property, will from time to time issue Transition Bonds under the Indenture; and

               WHEREAS the Issuer, to secure its obligations under the Transition Bonds and the Indenture, will pledge its right, title and interest in, to and under the Transferred Bondable Transition Property to the Trustee for the benefit of the Transition Bondholders.

               NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS

               SECTION 1.01 DEFINITIONS. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in Appendix A hereto.

               SECTION 1.02  OTHER DEFINITIONAL PROVISIONS.

               (a) "Agreement" means this Bondable Transition Property Sale Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

               (b) Non-capitalized terms used herein which are defined in the Competition Act, as the context requires, have the meanings assigned to such terms in the Competition Act, but without giving effect to amendments to the Competition Act after the date hereof which have a material adverse effect on the Issuer or the Transition Bondholders.

               (c) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

               (d) The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "including" means "including without limitation".

               (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.


                                 ARTICLE II

           CONVEYANCE OF TRANSFERRED BONDABLE TRANSITION PROPERTY

               SECTION 2.01 CONVEYANCE OF INITIAL TRANSFERRED BONDABLE TRANSITION PROPERTY.

               (a) In consideration of the Issuer's payment to or upon the order of the Seller of $2,525,000,000, net of the underwriting discount, original issue discount and the financial advisory fee for the Transition Bonds in the aggregate amount of $14,439,091.21, or $2,510,560,908.79 (the
"Initial Purchase Price") by wire transfer of funds immediately available on the date hereof to Seller's account no. D/5000000016439 for further credit to account no. 576010933 at First Union National Bank, Charlotte, NC, routing transit ABA# 05300219, subject to the conditions specified in
Section 2.02, the Seller does hereby irrevocably sell, transfer, assign and otherwise convey to the Issuer, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in, to and under the Initial Transferred Bondable Transition Property identified in the Bill of Sale delivered pursuant to Section 2.02(a) on or prior to the Initial Transfer Date (such sale, transfer, assignment and conveyance of the Initial Transferred Bondable Transition Property to include, to the fullest extent permitted by the Competition Act and the New Jersey UCC, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Bond Charges related to the Initial Transferred Bondable Transition Property, as the same may be adjusted from time to time). Such sale, transfer, assignment and conveyance of the Initial Transferred Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 23.a. of the Competition Act, shall constitute a sale or other absolute transfer of all of the Seller's right, title and interest, in, to and under and not a borrowing secured by, the Initial Transferred Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a. of the Competition Act. The Seller agrees and confirms that upon payment of the Initial Purchase Price and the execution and delivery of this Agreement and the related Bill of Sale, the Seller shall have no right, title or interest in, to or under the Initial Transferred Bondable Transition Property.

               (b) Subject to the conditions specified in Section 2.02, the Issuer does hereby purchase the Initial Transferred Bondable Transition Property from the Seller for the consideration set forth in paragraph (a) above.

               (c) The Seller and the Issuer each acknowledge and agree that the purchase price for the Initial Transferred Bondable Transition Property sold pursuant to this Agreement is equal to its fair market value at the time of sale.

               (d) The Seller and the Issuer further agree that from time to time the Seller may offer to sell, and the Issuer may purchase, Subsequent Transferred Bondable Transition Property as of Subsequent Transfer Dates, subject to the conditions specified in Section 2.02, in exchange for consideration to be agreed upon (the "Subsequent Purchase Price"). The Seller and the Issuer hereby agree that each such sale, transfer, assignment and conveyance of any Subsequent Transferred Bondable Transition Property shall include, to the fullest extent permitted by the Competition Act and the New Jersey UCC, the assignment of all revenues, collections, claims, rights, payments, money or proceeds of or arising from the Transition Bond Charges related to the Subsequent Transferred Bondable Transition Property, as the same may be adjusted from time to time. Such sale, transfer, assignment and conveyance of the Subsequent Transferred Bondable Transition Property is hereby expressly stated to be a sale or other absolute transfer and, pursuant to Section 23.a. of the Competition Act, shall constitute a sale or other absolute transfer of all of the Seller's right, title and interest, in, to and under and not a borrowing secured by, the Subsequent Transferred Bondable Transition Property. The preceding sentence is the statement referred to in Section 23.a. of the Competition Act. The Seller agrees and confirms that after giving effect to any sale contemplated by this paragraph (d) and the execution and delivery of the related Bill of Sale, it shall have no right, title or interest in, to or under the Subsequent Transferred Bondable Transition Property.

               (e) Notwithstanding the foregoing, in the event that any sale, transfer, assignment and conveyance of any Transferred Bondable Transition Property is determined by a court of competent jurisdiction not to be a true and absolute sale as contemplated by the parties hereto and by the Competition Act, then such sale, transfer, assignment and conveyance shall be treated as a pledge of such Transferred Bondable Transition Property and the Seller shall be deemed to have granted, and does hereby grant, as of the date hereof a security interest to the Issuer in such Transferred Bondable Transition Property to secure a payment obligation incurred by the Seller in the amount paid by the Issuer for the Transferred Bondable Transition Property.

               SECTION 2.02 CONDITIONS TO CONVEYANCE OF BONDABLE TRANSITION PROPERTY. The obligation of the Seller to sell, and the obligation of the Issuer to purchase Bondable Transition Property upon any Transfer Date shall be subject to and conditioned upon the satisfaction or waiver of each of the following conditions:

               (a) on or prior to the Transfer Date, the Seller shall deliver to the Issuer a duly executed Bill of Sale identifying the Bondable Transition Property to be conveyed as of that date, substantially in the form of Exhibit A hereto;

               (b) as of the Transfer Date, no breach by the Seller of its representations, warranties or covenants in this Agreement shall exist and the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate to such effect and no Servicer Default shall have occurred and be continuing;

               (c) as of the Transfer Date:

                      (i) the Issuer shall have sufficient funds available to pay the purchase price for the Transferred Bondable Transition Property to be conveyed on such date, and

                      (ii) all conditions set forth in the Indenture to the issuance of one or more Series of Transition Bonds intended to provide such funds shall have been satisfied or waived;

               (d) on or prior to the Transfer Date, the Seller shall have taken all actions required under the Competition Act, the Financing Order and the New Jersey UCC, including, without limitation, filings under the New Jersey UCC, to transfer to the Issuer ownership of the Transferred Bondable Transition Property to be conveyed on such date, free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture and the Issuer shall have taken any action required for the Issuer to grant to the Trustee a first priority perfected security interest in the Collateral and maintain such security interest as of such date, including, without limitation, filings under the New Jersey UCC;

               (e) in the case of any sale of Subsequent Transferred Bondable Transition Property only, the Seller shall have provided the Issuer and each Rating Agency with a notice specifying the Subsequent Transfer Date for the Subsequent Transferred Bondable Transition Property not later than 10 days prior to the Subsequent Transfer Date;

               (f) the Seller shall have delivered to each Rating Agency and to the Issuer:

                      (i) an Opinion of Counsel to the Seller with respect to the transfer of the Transferred Bondable Transition Property then being conveyed to the Issuer substantially in the form of Exhibit B hereto, and

                      (ii) an Opinion of Counsel to the Seller, substantially in the form of Exhibit C hereto;

               (g) the Seller shall have delivered to the Trustee and the Issuer an Officers' Certificate confirming the satisfaction of each condition precedent specified in this Section 2.02;

               (h) with respect to any Subsequent Sale, the Seller shall have taken any action necessary in order for the Rating Agency Condition to have been satisfied; and

               (i) the Seller shall have received the Initial Purchase Price or the Subsequent Purchase Price, as applicable, in funds immediately available on the applicable Transfer Date.


                                ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF SELLER

               As of the Transfer Date, the Seller makes the following representations and warranties on which the Issuer has relied and will rely in acquiring Transferred Bondable Transition Property. The following representations and warranties are made under existing law as in effect as of the Transfer Date. The Seller shall not be in breach of any representation or warranty herein as a result of a change in law occurring after the Transfer Date. The representations and warranties shall survive the sale of Transferred Bondable Transition Property to the Issuer and the pledge thereof to the Trustee pursuant to the Indenture.

               SECTION 3.01 ORGANIZATION AND GOOD STANDING. The Seller is a corporation duly organized and in good standing under the laws of the State of New Jersey, with corporate power and authority to own its properties and conduct its business as currently owned or conducted.

               SECTION 3.02 DUE QUALIFICATION. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualifications, licenses or approvals (except where the failure to so qualify and to obtain such licenses and approvals would not be reasonably likely to have a material adverse effect on the Seller's business, operations, assets, revenues, properties or prospects).

               SECTION 3.03 POWER AND AUTHORITY. The Seller has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full corporate power and authority to own the Bondable Transition Property and sell and assign the Transferred Bondable Transition Property to the Issuer, and the Seller has duly authorized such sale and assignment to the Issuer by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

               SECTION 3.04 BINDING OBLIGATION. This Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms subject to bankruptcy, receivership, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally from time to time in effect and to general principles of equity (regardless of whether considered in a proceeding in equity or at law).

               SECTION 3.05 NO VIOLATION. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated by the Basic Documents and as set forth in Section 2.01(e) hereof); nor violate any law or any order, rule or regulation applicable to the Seller of any court or of any federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties. The Bondable Transition Property is not subject to any Lien thereon created by the indenture, dated August 1, 1924 (as amended and supplemented by 95 supplemental indentures), of Public Service Electric and Gas Company to Fidelity Union Trust Company, as successor trustee.

               SECTION 3.06 NO PROCEEDINGS. Except as disclosed in the prospectus and the related prospectus supplement, each dated January 25, 2001, of PSE&G Transition Funding LLC, relating to the Transition Bonds, (together, the "Prospectus") there are no proceedings or investigations pending or, to the Seller's best knowledge, threatened, before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties:

               (a) asserting the invalidity of the Basic Documents, the Transition Bonds, the Competition Act, the Restructuring Order (insofar as it relates to the transactions contemplated hereby) or the Financing Order;

               (b) seeking to prevent the issuance of the Transition Bonds or the consummation of any of the transactions contemplated by the Basic Documents or the Transition Bonds;

               (c) challenging the Seller's treatment of the Transition Bonds as debt of the Seller for federal and State income, gross receipts or franchise tax purposes; or

               (d) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, the Basic Documents or the Transition Bonds.

               SECTION 3.07 APPROVALS. Except for the filing of financing statements and continuation statements under the New Jersey UCC, no approval, authorization, consent, order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the execution and delivery by the Seller of this Agreement, the performance by the Seller of the transactions contemplated hereby or the fulfillment by the Seller of the terms hereof, except those that have been obtained or made. The Pricing Advice Certificate (as defined in the Financing Order) has been filed in accordance with the Financing Order and is final and incontestable in accordance with its terms.

               SECTION 3.08 THE TRANSFERRED BONDABLE TRANSITION PROPERTY.

               (a) Information. All information provided by the Seller to the Issuer with respect to the Transferred Bondable Transition Property is correct in all material respects.

               (b) Effect of Transfer. Each sale, transfer, assignment and conveyance herein contemplated constitutes a sale or other absolute transfer, of all right, title and interest of the Seller in, to and under the Transferred Bondable Transition Property from the Seller to the Issuer; upon execution and delivery of this Agreement and the related Bill of Sale, the Seller will have no right, title or interest in, to or under the Transferred Bondable Transition Property; and the Transferred Bondable Transition Property would not be part of the estate of the Seller as debtor in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law.

               (c) Transfer Filings. The Seller is the sole owner of the Transferred Bondable Transition Property sold to the Issuer on the Transfer Date; and the Transferred Bondable Transition Property will have been validly sold, assigned, transferred and conveyed to the Issuer free and clear of all Liens other than Liens created by the Issuer pursuant to the Indenture. All actions or filings, including filings with the New Jersey Division of Revenue/Office of Commercial Recording under the New Jersey UCC, necessary in any jurisdiction to give the Issuer a valid first priority perfected ownership interest in the Transferred Bondable Transition Property and to grant to the Trustee a first priority perfected security interest in the Transferred Bondable Transition Property, free and clear of all Liens of the Seller or anyone else have been taken or made.

               (d) Financing Order Irrevocable; Process Valid; No
Litigation; Etc.

                      (i) The Financing Order as issued on September 17, 1999 has been issued by the BPU in accordance with the Competition Act, and such order and the process by which it was issued comply with all applicable laws, rules and regulations, including but not limited to the due process requirements of the United States Constitution and the New Jersey Constitution. The Financing Order has become effective pursuant to the Competition Act and is and as of the date of issuance of any Transition Bonds will be in full force and effect and final and non-appealable.

                      (ii) As of the Series Issuance Date, the Transition Bonds of the related Series will be entitled to the protections provided by the Competition Act and, in accordance with the Competition Act, the Financing Order and the Transition Bond Charge authorized therein have become irrevocable and each Advice Letter is final and uncontestable.

                      (iii) (A) Under the Competition Act, the State of New
               Jersey may not limit, alter or impair the Transferred Bondable Transition Property or other rights vested in the Seller, the Issuer, the Trustee or the Transition Bondholders pursuant to the Financing Order until the Transition Bonds are fully paid and discharged, or in any way limit, alter, impair or reduce the value or amount of the Transferred Bondable Transition Property; and

                             (B) under the Contract Clauses of the United
               States Constitution and the New Jersey Constitution, the State of New Jersey, including the BPU, could not constitutionally take any action of a legislative character, including the repeal or amendment of the Competition Act, which would substantially limit, alter or impair the Bondable Transition Property or other rights vested in the Transition Bondholders pursuant to the Financing Order, or substantially limit, alter, impair or reduce the value or amount of the Bondable Transition Property, unless such action is a reasonable exercise of the State of New Jersey's sovereign powers and of a character reasonable and appropriate to the public purpose justifying such action and under the Takings Clauses of the United States and New Jersey Constitutions, the State of New Jersey could not repeal or amend the Competition Act or take any other action in contravention of its pledge and agreement quoted above without paying just compensation to the Transition Bondholders, as determined by a court of competent jurisdiction, if doing so would constitute a permanent appropriation of a substantial property interest of the Transition Bondholders in the Bondable Transition Property and deprive the Transition Bondholders of their reasonable expectations arising from their investments in the Transition Bonds. There is no assurance, however, that, even if a court were to award just compensation, it would be sufficient to pay the full amount of principal of and interest on the Transition Bonds.

                      (iv) There is no order by any court providing for the revocation, alteration, limitation or other impairment of the Competition Act, the Financing Order, the Restructuring Order (insofar as it relates to the sale of the Transferred Bondable Transition Property), any Advice Letter, the Transferred Bondable Transition Property or the Transition Bond Charge or any rights arising under any of them or to enjoin the performance of any obligations under the Financing Order.

                      (v) No other approval, authorization, consent, order or other action of, or filing with, any court, federal or State regulatory body, administrative agency or other governmental instrumentality is required in connection with the creation or transfer of the Transferred Bondable Transition Property, except those that have been obtained or made.

                      (vi) Except as disclosed in the Prospectus, there are no proceedings or investigations pending, or to the best of the Seller's knowledge, threatened before any court, federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or the Issuer or their respective properties challenging the Competition Act, the Financing Order or the Restructuring Order (insofar as it relates to the sale of the Transferred Bondable Transition Property).

               (e) Assumptions. The assumptions used in calculating the Transition Bond Charge in any Advice Letter delivered by the Issuer to the BPU pursuant to the Financing Order are reasonable and made in good faith.

               (f) Creation of Transferred Bondable Transition Property.

                      (i) For purposes of the Competition Act and the UCC, the Transferred Bondable Transition Property constitutes presently existing property;

                      (ii) the Bondable Transition Property consists of (A) the irrevocable right of the Seller to charge, collect and receive, and be paid from collections of, the Transition Bond Charge in the amount necessary to provide for the full recovery of the Bondable Stranded Costs which have been determined to be recoverable in the Financing Order and (B) all rights of the Seller under the Financing Order, including, without limitation, all rights to obtain periodic adjustments of the Transition Bond Charge pursuant to the Competition Act, and all revenues, collections, payments, money and proceeds arising under, or with respect to, all of the foregoing; and

                      (iii) the Financing Order, including the right to collect the Transition Bond Charge, has become irrevocable.

               (g) Prospectus. As of the date hereof, the information describing the Seller under the caption "The Seller and Servicer of the Bondable Transition Property" in the prospectus dated January 25, 2001 relating to the Transition Bonds is correct in all material respects.

               SECTION 3.09 SOLVENCY. After giving effect to the sale of any Transferred Bondable Transition Property hereunder, the Seller:

               (a) is solvent and expects to remain solvent;

               (b) is adequately capitalized to conduct its business and affairs considering its size and the nature of its business and intended purposes;

               (c) is not engaged in nor does it expect to engage in a business for which its remaining property represents an unreasonably small capital;

               (d) reasonably believes that it will be able to pay its debts as they come due; and

               (e) is able to pay its debts as they mature and does not intend to incur, or believes that it will incur, indebtedness that it will not be able to repay at its maturity.


                                 ARTICLE IV

                          COVENANTS OF THE SELLER

               SECTION 4.01 SELLER'S EXISTENCE. So long as any of the Transition Bonds are outstanding, the Seller shall keep in full force and effect its existence as a corporation and remain in good standing under the laws of the jurisdiction of its organization, and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or will be necessary to protect the validity and enforceability of this Agreement and each other instrument or agreement to which the Seller is a party necessary to the proper administration of this Agreement and the transactions contemplated hereby.

               SECTION 4.02 NO LIENS OR CONVEYANCES. Except for the conveyances hereunder, the Seller shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on, any of the Transferred Bondable Transition Property, whether now existing or hereafter created, or any interest therein. The Seller shall not at any time assert any Lien against or with respect to any Transferred Bondable Transition Property, and shall defend the right, title and interest of the Issuer and the Trustee, as assignee of the Issuer, in, to and under the Transferred Bondable Transition Property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller.

               SECTION 4.03 USE OF PROCEEDS. The Seller shall use proceeds from the sale of the Bondable Transition Property in accordance with the Financing Order and the Competition Act.

               SECTION 4.04 DELIVERY OF COLLECTIONS. If the Seller receives collections of the Transition Bond Charge with respect to the Transferred Bondable Transition Property or the proceeds thereof, the Seller shall pay the Servicer all payments received by the Seller in respect thereof as soon as practicable after receipt thereof by the Seller, but in no event later than two Business Days after such receipt.

               SECTION 4.05 NOTICE OF LIENS. The Seller shall notify the Issuer and the Trustee promptly after becoming aware of any Lien on any Transferred Bondable Transition Property other than the conveyances hereunder or under the Indenture.

               SECTION 4.06 COMPLIANCE WITH LAW. The Seller shall comply with its organizational or governing documents and all laws, treaties, rules, regulations and determinations of any governmental instrumentality applicable to the Seller, except to the extent that failure to so comply would not adversely affect the Issuer's or the Trustee's interests in the Transferred Bondable Transition Property or under any of the Basic Documents or the Seller's performance of its obligations hereunder.

               SECTION 4.07 COVENANTS RELATED TO TRANSFERRED BONDABLE TRANSITION PROPERTY.

               (a) So long as any of the Transition Bonds are outstanding, the Seller shall:

                      (i) treat the Transition Bonds as debt of the Issuer and not of the Seller, except for financial accounting or tax reporting purposes;

                      (ii) disclose in its financial statements that it is not the owner of the Transferred Bondable Transition Property and that the assets of the Issuer are not available to pay creditors of the Seller or any of its Affiliates (other than the Issuer);

                      (iii) disclose the effects of all transactions between the Seller and the Issuer in accordance with generally accepted accounting principles; and

                      (iv) not own or purchase any Transition Bonds.

               (b) The Seller agrees that upon the sale by the Seller of the Transferred Bondable Transition Property to the Issuer pursuant to this
Agreement:

                      (i) to the fullest extent permitted by law, including the Competition Act and applicable BPU Regulations, the Issuer shall have all of the rights originally held by the Seller with respect to the Transferred Bondable Transition Property, including the right to collect any amounts payable by any Customer or Third Party in respect of such Transferred Bondable Transition Property, notwithstanding any objection or direction to the contrary by the Seller; and

                      (ii) any payment by any Customer or Third Party to the Issuer shall discharge such Customer's or such Third Party's obligations in respect of such Transferred Bondable Transition Property to the extent of such payment, notwithstanding any objection or direction to the contrary by the Seller.

               (c) So long as any of the Transition Bonds are Outstanding,

                      (i) in all proceedings relating directly or indirectly to the Transferred Bondable Transition Property the Seller shall: (A) affirmatively certify and confirm that it has sold the Transferred Bondable Transition Property to the Issuer (other than for financial accounting or tax reporting purposes), and (B) not make any statement or reference in respect of the Transferred Bondable Transition Property that is inconsistent with the ownership thereof by the Issuer (other than for financial accounting or tax reporting purposes); and

                      (ii) the Seller shall not take any action in respect of the Transferred Bondable Transition Property except as contemplated by the Basic Documents.

               SECTION 4.08 PROTECTION OF TITLE. The Seller shall execute and file such filings, and cause to be executed and filed such filings, and take all such actions, all in such manner and in such places as may be required by law fully to preserve, maintain, and protect the interests of the Issuer and the Trustee in the Transferred Bondable Transition Property, including all filings required under the New Jersey UCC relating to the transfer of the ownership of the Transferred Bondable Transition Property by the Seller to the Issuer and the pledge of the Transferred Bondable Transition Property by the Issuer to the Trustee. The Seller shall deliver (or cause to be delivered) to the Issuer and the Trustee file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing. The Seller shall institute any action or proceeding necessary to compel the performance by the BPU or the State of New Jersey of any of their obligations or duties under the Competition Act or the Financing Order, and the Seller agrees to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying at hearings or similar proceedings, in each case as may be reasonably necessary:

        (a) to protect the Issuer and the Transition Bondholders from claims, State actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in Article III; or

        (b) to block or overturn any attempts to cause a repeal of, modification of or supplement to the Competition Act, the Financing Order, any Advice Letter, the Restructuring Order (to the extent it affects the rights of Transition Bondholders or the validity or value of the Bondable Transition Property) or the rights of Transition Bondholders by legislative enactment or constitutional amendment that would be adverse to the Issuer, the Trustee or the Transition Bondholders.

The costs of any such actions or proceedings shall be reimbursed by the Issuer to the Seller from amounts on deposit in the Collection Account as an Operating Expense. The Seller's obligations pursuant to this Section
4.08 shall survive and continue notwithstanding that the payment of Operating Expenses pursuant to the Indenture may be delayed (it being understood that the Seller may be required to advance its own funds to satisfy its obligation hereunder). The Seller designates the Issuer as its agent and attorney-in-fact to execute any filings of financing statements, continuation statements or other instruments required of the Issuer pursuant to this Section, it being understood that the Issuer shall have no obligation to execute any such instruments.

               SECTION 4.09 TAXES. So long as any of the Transition Bonds are outstanding, the Seller shall, and shall cause each of its subsidiaries to, pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets or with respect to any of its franchises, business, income or property before any penalty accrues thereon if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, notices or other similar requirements, result in a Lien on the Transferred Bondable Transition Property; provided that no such tax need be paid if the Seller or one of its Affiliates is contesting the same in good faith by appropriate proceedings promptly instituted and diligently conducted and if the Seller or such Affiliate has established appropriate reserves as shall be required in conformity with generally accepted accounting principles.


                                 ARTICLE V

                   ADDITIONAL UNDERTAKINGS OF THE SELLER

               The Seller hereby undertakes the obligations contained in this Article V and agrees that the Issuer shall have the right to assign its rights with respect to such obligations to the Trustee for the benefit of the Transition Bondholders.

               SECTION 5.01 LIABILITY OF THE SELLER; INDEMNITIES.

               (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

               (b) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, any and all taxes (other than any taxes imposed on Transition Bondholders solely as a result of their ownership of Transition Bonds) that may at any time be imposed on or asserted against any such Person under existing law as of any Transfer Date as a result of the sale and assignment of the Transferred Bondable Transition Property by the Seller to the Issuer, the acquisition or holding of the Transferred Bondable Transition Property by the Issuer or the issuance and sale by the Issuer of the Transition Bonds, including any sales, gross receipts, general corporation, personal property, privilege, franchise or license taxes, but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Transition Bond, it being understood that the Transition Bondholders shall be entitled to enforce their rights against the Seller under this Section 5.01(b) solely through a cause of action brought for their benefit by the Trustee.

               (c) The Seller shall indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective officers, directors, managers, employees and agents for, and defend and hold harmless each such Person from and against, (i) any and all amounts of principal of and interest on the Transition Bonds (including amounts owed to Holders of any floating rate Transition Bonds at the Gross Fixed Rate) not paid when due or when scheduled to be paid in accordance with their terms and the amount of any deposits to the Issuer required to have been made in accordance with the terms of the Basic Documents which are not made when so required, in each case as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement, and (ii) any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such Person, other than any liabilities, obligations or claims for or payments of principal of or interest on the Transition Bonds, together with any reasonable costs and expenses incurred by such Person, as a result of the Seller's breach of any of its representations, warranties or covenants contained in this Agreement.

               (d) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Issuer's property or assets based on existing law as of the Transfer Date.

               (e) Indemnification under this Section 5.01 shall survive the resignation or removal of the Trustee and the termination of this Agreement and shall include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses). The Seller shall not indemnify any party under this Section 5.01 for any changes in law after the Transfer Date.

               (f) The indemnification obligation of the Seller under this
Section 5.01 shall be pari passu with all other general unsecured obligations of the Seller.

               SECTION 5.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER. Any Person:

        (a) into which the Seller may be merged or consolidated and which succeeds to all or the major part of the electric distribution business of the Seller,

        (b) which results from the division of the Seller into two or more Persons and which succeeds to all or the major part of the electric distribution business of the Seller,

        (c) which may result from any merger or consolidation to which the Seller shall be a party and which succeeds to all or the major part of the electric distribution business of the Seller,

        (d) which may succeed to the properties and assets of the Seller substantially as a whole and which succeeds to all or the major part of the electric distribution business of the Seller, or

        (e) which may otherwise succeed to all or the major part of the electric distribution business of the Seller,

which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller hereunder without the execution or filing of any document or any further act by any of the parties to this Agreement; provided, however, that

        (i) immediately after giving effect to such transaction, no representation or warranty made pursuant to Article III shall have been breached and no Servicer Default, and no event that, after notice or lapse of time, or both, would become a Servicer Default, shall have occurred and be continuing,

        (ii) the Seller shall have delivered to the Issuer and the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section
               5.02 and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with,

        (iii) the Seller shall have delivered to the Issuer and the Trustee an Opinion of Counsel either

               (A) stating that, in the opinion of such counsel, all filings to be made by the Seller, including New Jersey UCC filings, that are necessary fully to preserve and protect fully the respective interests of the Issuer and the Trustee in the Transferred Bondable Transition Property have been executed and filed, and reciting the details of such filings, or

               (B) stating that, in the opinion of such counsel, no such action is necessary to preserve and protect such interests,

        (iv) the Rating Agencies shall have received prior written notice of such transaction; and

        (v) the Seller shall have delivered to the Issuer and the Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, the Seller, and which may be based on a ruling from the Internal Revenue Service) to the effect that, for federal income tax purposes, such consolidation or merger will not result in a material adverse federal income tax consequence to the Seller, the Issuer, the Trustee or the holders of the Outstanding Transition Bonds.

The Seller shall not consummate any transaction referred to in clauses (a),
(b), (c), (d) or (e) above except upon execution of the above described agreement of assumption and compliance with clauses (i), (ii), (iii), (iv) and (v) above. When any Person acquires the properties and assets of the Seller substantially as a whole and becomes the successor to the Seller in accordance with the terms of this Section 5.02, then upon the satisfaction of all of the other conditions of this Section 5.02, the Seller shall automatically and without further notice be released from its obligations hereunder.

               SECTION 5.03 LIMITATION ON LIABILITY OF THE SELLER AND OTHERS. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on the advice of counsel or on any document of any kind, prima facie properly executed and submitted by any Person, respecting any matters arising hereunder. Subject to Section 4.08, the Seller shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.


                                 ARTICLE VI

                          MISCELLANEOUS PROVISIONS

               SECTION 6.01 AMENDMENT. (a) This Agreement may be amended by the Seller and the Issuer, with the consent of the Trustee and the satisfaction of the Rating Agency Condition. Promptly after the execution of any such amendment or consent, the Issuer shall furnish written notification of the substance of such amendment or consent to each of the Rating Agencies.

               (b) Prior to the execution of any amendment to this Agreement, the Issuer and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Issuer and the Trustee may, but shall not be obligated to, enter into any such amendment which affects their own rights, duties or immunities under this Agreement or otherwise.

               SECTION 6.02 NOTICES. Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States first-class mail, reputable overnight courier service, facsimile transmission or electronic mail (confirmed by telephone, United States first-class mail or reputable overnight courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered or transmitted, or if mailed, five days after deposit in the United States first-class mail with proper postage for first-class mail prepaid:

        (a) in the case of the Seller, at Public Service Electric and Gas Company, 80 Park Plaza, Newark, New Jersey 07102,
               Attention: Treasurer,

        (b) in the case of the Issuer, at PSE&G Transition Funding LLC, 80 Park Plaza, T-4D, Newark, New Jersey 07102, Attention:
               Managers,

        (c) in the case of Moody's, at Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007,

        (d) in the case of Standard & Poor's, at Standard & Poor's Ratings Group, 55 Water Street, New York, New York 10041,
               Attention: Asset Backed Surveillance Department, and

        (e) in the case of Fitch, at Fitch, Inc., 1 State Street Plaza, New York, New York 10004, Attention: ABS Surveillance,

        (f) in the case the Trustee, at the address provided for notices or communications to the Trustee in the Indenture;

or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

               SECTION 6.03 ASSIGNMENT BY SELLER. Subject to Section 5.02, this Agreement may not be assigned by the Seller.

               SECTION 6.04 ASSIGNMENT TO TRUSTEE. The Seller hereby acknowledges and consents to any pledge, assignment and grant of a security interest by the Issuer to the Trustee pursuant to the Indenture for the benefit of the Transition Bondholders of all right, title and interest of the Issuer in, to and under the Transferred Bondable Transition Property and the proceeds thereof and the assignment of any or all of the Issuer's rights hereunder to the Trustee.

               SECTION 6.05 LIMITATIONS ON RIGHTS OF OTHERS. The provisions of this Agreement are solely for the benefit of the Seller, the Issuer and the Trustee, on behalf of itself and the Transition Bondholders, and nothing in this Agreement, whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Collateral or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

               SECTION 6.06 SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 6.07 SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 6.08 HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

               SECTION 6.09 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               SECTION 6.10 NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement or the Indenture, the Seller hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the termination of the Indenture and the payment in full of the Transition Bonds, any other amounts owed under the Indenture, including, without limitation, any amounts owed to third-party credit enhancers, and any amounts owed under the Hedge Agreement or the Interest Rate Swap Agreement, acquiesce, petition or otherwise invoke or cause the Issuer to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer under any federal or State bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any substantial part of the property of the Issuer, or ordering the winding up or liquidation of the affairs of the Issuer.


               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.


                                       PSE&G TRANSITION FUNDING LLC,
                                           as Issuer


                                       By: /s/ Morton A. Plawner
                                           --------------------------------
                                           Name:   Morton A. Plawner
                                           Title:  Manager


                                       PUBLIC SERVICE ELECTRIC
                                           AND GAS COMPANY,
                                           as Seller


                                       By: /s/ James T. Foran
                                           --------------------------------
                                           Name:   James T. Foran
                                           Title:  General Corporate Counsel


                                 EXHIBIT A

                                BILL OF SALE


               For good and valuable consideration the receipt of which is hereby acknowledged, PUBLIC SERVICE ELECTRIC AND GAS COMPANY, a New Jersey corporation (the "Seller"), does hereby sell, assign, transfer and convey to PSE&G TRANSITION FUNDING LLC, a Delaware limited liability company (the "Issuer"), without recourse except as provided in the Sale Agreement referred to below, all of the Seller's right, title and interest in, to and under all of its Bondable Transition Property, which sale, assignment, transfer and conveyance of such Bondable Transition Property shall include, as provided in the Competition Act, the sale, assignment, transfer and conveyance of all of the Seller's right, title and interest in, to and under all revenues, collections, payments, money or proceeds arising under or with respect to the Transition Bond Charge related to such Bondable Transition Property, as the same may be adjusted from time to time in accordance with the Competition Act and the Financing Order, to have and to hold the same unto the Issuer and to the successors and assigns of the Issuer, forever.

               Capitalized terms used herein and not defined shall have the meanings set forth in the Bondable Transition Property Sale Agreement dated as of January 31, 2001 (the "Sale Agreement") between the Issuer and the Seller.

               This Bill of Sale is governed by the laws of the State of New Jersey.

               IN WITNESS WHEREOF, the Seller has duly executed and delivered this Bill of Sale this 31st day of January, 2001.

                                       PUBLIC SERVICE ELECTRIC
                                       AND GAS COMPANY, as Seller

                                       By:
                                          -----------------------------------
                                       Name:
                                            ---------------------------------
                                       Title:
                                             --------------------------------


Accepted this 31st day of January, 2001.

PSE&G TRANSITION FUNDING LLC


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------




                                 EXHIBIT B

                             OPINION OF COUNSEL






                                 EXHIBIT C

                             OPINION OF COUNSEL





                                 APPENDIX A

                             MASTER DEFINITIONS

The definitions contained in this Appendix A are applicable to the singular as well as the plural forms of such terms.

        Act has the meaning specified in Section 11.03 of the Indenture.

        Adjustment Date means (a) January 1 of each year through January 1, 2015, (b) as long as the Transition Bonds are outstanding, October 1, January 1, April 1 and July 1 of each year, beginning April 1, 2015, and (c) any other date which is thirty days after a Calculation Date.

        Adjustment Request means an application filed by the Servicer with the BPU for a Transition Bond Charge Adjustment pursuant to Section 4(b) of the Issuer Annex.

        Administration Agreement means the Administration Agreement dated as of January 31, 2001, between PSE&G, as administrator, and the Issuer, as the same may be amended or supplemented from time to time.

        Administrator means PSE&G, as administrator under the Administration Agreement, and each successor to PSE&G, in the same capacity, pursuant to Section 14 of the Administration Agreement.

        Advice Letter means, with respect to any Series of Transition Bonds, the Issuance Advice Letter, in the form attached as Appendix B to the Financing Order, filed with the BPU at the time of the issuance of such Series.

        Affiliate means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, control when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms controlling and controlled have meanings correlative to the foregoing.

        Annual Accountant's Report has the meaning assigned to that term in
        Section 3.07 of the Servicing Agreement.

        Annual Reconciliation Date means the last Business Day of October of each year, commencing with October 2001 and continuing through October 2014 (or such earlier month as the Servicer shall have specified to the Issuer and the Trustee by not less than 30 days prior written notice).

        Authorized Denominations means, with respect to any Series or Class of Transition Bonds, $1,000 and integral multiples of $1.00 above that amount, provided, however, that one bond of each Class may have denomination of less than $1,000, or such other denominations as may be specified in the Series Supplement therefor.

        Authorized Newspaper means the Luxemburger Wort or any other newspaper published in Luxembourg on a daily basis.

        Authorized Officer means, with respect to the Issuer, (a) any Manager and, (b) any person designated as an "Officer" under the Issuer LLC Agreement and authorized thereby to act on behalf of the Issuer.

        Basic Documents means the Formation Documents, the Sale Agreement, any Bills of Sale, the Servicing Agreement, the Administration Agreement, the Indenture, the Underwriting Agreement, the Hedge Agreement, the Interest Rate Swap Agreement and the Securities Account Control Agreement, as each may be amended or supplemented from time to time.

        Billing Month means a calendar month during which the Transition Bond Charge is billed to Customers.

        Bill of Sale means any bill of sale issued by the Seller to the Issuer pursuant to the Sale Agreement evidencing the sale of Bondable Transition Property by the Seller to the Issuer.

        Bondable Stranded Costs means those bondable stranded costs, within the meaning specified in the Competition Act, approved for recovery in the Financing Order.

        Bondable Transition Property has the meaning assigned to that term in the Competition Act and the Financing Order.

        Bondable Transition Property Documentation means all documents relating to the Transferred Bondable Transition Property, including copies of the Petition and the Financing Order and all documents filed with the BPU in connection with any Transition Bond Charge Adjustment.

        Book-Entry Transition Bonds means beneficial interests in the Transition Bonds, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section
        2.11 of the Indenture.

        BPU means the State of New Jersey Board of Public Utilities or its successor.

        BPU Regulations means any regulations, orders, guidelines or directives promulgated, issued or adopted by the BPU.

        Business Day means any day other than a Saturday or Sunday or a day on which banking institutions in the City of Newark, New Jersey, or in the City of New York, New York or, with respect to any Transition Bonds listed on the Luxembourg Stock Exchange, in Luxembourg, are required or authorized by law or executive order to remain closed.

        Calculation Date means (a) December 1 of each year until December 1, 2014, (b) September 1, December 1, March 1 and June 1 of each year beginning March 1, 2015 and for so long as the Transition Bonds are outstanding, and (c) any other day on which the Servicer files an Adjustment Request.

        Capital Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Class means, with respect to any Series, any one of the classes of Transition Bonds of that Series, as specified in the Series Supplement for that Series.

        Class Final Maturity Date means the Final Maturity Date of a Class, as specified in the Series Supplement for the related Series.

        Class Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Clearing Agency means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

        Clearing Agency Participant means a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

        Code means the Internal Revenue Code of 1986, as amended from time to time, and Treasury Regulations promulgated thereunder.

        Collateral has the meaning specified in the Granting Clause of the Indenture.

        Collection Account has the meaning specified in Section 8.02(a) of the Indenture.

        Collection Period means the period from and including the first day of a calendar month to but excluding the first day of the next calendar month.

        Collections Curve means a forecast prepared by the Servicer of the percentages of amounts billed in a Billing Month that are expected to be received during each of the following seven months.

        Collections Curve Payment means, with respect to a Billing Month, the sum of the amounts paid to the Trustee over a seven-month period following that Billing Month based on the Collections Curve for that Billing Month.

        Commission means the U.S. Securities and Exchange Commission, and any successor thereof.

        Competition Act means the Electric Discount and Energy Competition Act, New Jersey Statutes Annotated, title 48, chapter 3, article 7.

        Corporate Trust Office means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at date of the execution of this Indenture is located at 101 Barclay Street, Floor 12 East, New York, New York 10286, Attention: CDO Unit, or at such other address as the Trustee may designate from time to time by notice to the Transition Bondholders and the Issuer, or the principal corporate trust office of any successor Trustee (the address of which the successor Trustee will notify the Transition Bondholders and the Issuer in writing).

        Covenant Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

        Curve Payment Shortfall means: (a) with respect to each Annual Reconciliation Date, the excess of actual TBC Collections in respect of each of the 12 Billing Months beginning 19 Billing Months (or from the first Series Issuance Date, if less than 19 months have elapsed) before the Billing Month in which such Reconcilation Date occurs, over the actual Collection Curve Payments made to the Trustee in respect of those Billing Months; and (b) with respect to each Monthly Reconciliation Date, the excess of actual TBC Collections in respect of the Billing Month that is 8 months prior to the Billing Month in which such Reconciliation Date occurs, over the actual Collection Curve Payments made to the Trustee in respect of that prior Billing Month.

        Customer means each person who is a retail consumer of electricity and who accesses PSE&G's transmission and distribution system, regardless of whether such consumer elects to purchase electricity from a Third Party.

        Daily Remittance Date means, if the Servicer has not satisfied the conditions of Section 5.11(b) of the Servicing Agreement, each Business Day commencing on the second Business Day following the date on which the Servicer begins remittance procedures under
        Section 3.03(a)(ii)(y) of the Servicing Agreement.

        Default means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

        Defeasance Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Definitive Transition Bonds has the meaning specified in Section
        2.11 of the Indenture.

        DTC Agreement means the agreement between the Issuer, the Trustee and The Depository Trust Company, as the initial Clearing Agency, dated on or about January 31, 2001, relating to the Transition Bonds, as the same may be amended or supplemented from time to time.

        Eligible Guarantor Institution means a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as "an eligible guarantor institution," including (as such terms are defined therein):

               (a)    a bank;

               (b) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

               (c)    a credit union;

               (d) a national securities exchange, registered securities association or clearing agency; or

               (e) a savings association that is a participant in a securities transfer association.

        Eligible Institution means:

               (a) the corporate trust department of the Trustee, so long as any of the securities of the Trustee have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade, or

               (b) a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), which

                      (i)    has either

                             (A) with respect to any Eligible Investment having a maturity of greater than one month, a long-term unsecured debt rating of "AAA" by Standard & Poor's and Fitch and "Aaa" by Moody's, or

                             (B) with respect to any Eligible Investment having a maturity one month or less, a certificate of deposit rating of "A-1+" by Standard & Poor's and "P-1" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies, and

                      (ii)   whose deposits are insured by the FDIC.

        Eligible Investments mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:

               (a) direct obligations of, and obligations fully and unconditionally guaranteed as to timely payment by, the United States of America;

               (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company (any depositary institution or trust company being referred to in this definition as a "financial institution") incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depositary institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depositary institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;

               (c) commercial paper or other short term obligations of any corporation organized under the laws of the United States of America (other than PSE&G) whose ratings, at the time of the investment or contractual commitment to invest therein, from each of the Rating Agencies are in the highest investment category granted thereby;

               (d) demand deposits, time deposits and certificates of deposit which are fully insured by the Federal Deposit Insurance Corporation;

               (e) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Trustee or any of its Affiliates act as investment manager or advisor);

               (f) bankers' acceptances issued by any depositary institution or trust company referred to in clause
                      (b) above;

               (g) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depositary institution or trust company (acting as principal) described in clause (b) above;

               (h) repurchase obligations with respect to any security or whole loan entered into with

                      (i) a financial institution (acting as principal) described in clause (b) above,

                      (ii)   a broker/dealer (acting as principal)
                             registered as a broker or dealer under Section 15 of the Exchange Act (any broker/dealer being referred to in this definition as a "broker/dealer"), the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of entering into this repurchase obligation, or

                      (iii) an unrated broker/dealer, acting as principal, that is a wholly-owned subsidiary of a non-bank or bank holding company the unsecured short-term debt obligations of which are rated P-1 by Moody's and A-1+ by Standard & Poor's at the time of purchase; or

               (i)    any other investment permitted by each Rating Agency;

        provided, however, that, with respect to Moody's only, the obligor related to clauses (b), (c), (d), (f), (g) and (h) above must have both a long term rating of at least A1 and a short term rating of at least P1, and provided further, that, unless otherwise permitted by each Rating Agency, upon the failure of any Eligible Institution to maintain any applicable rating set forth in this definition or the definition of Eligible Institution, the related investments at such institution shall be reinvested in Eligible Investments at a successor Eligible Institution within 10 days, and provided, further, that, any Eligible Investment must not:

               (a) be sold, liquidated or otherwise disposed of at a loss, prior to the maturity thereof, or

               (b) mature later than (i) the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is held by an Affiliate of the Trustee, or (ii) the Business Day prior to the date on which the proceeds of such Eligible Investment will be required to be on deposit in the Collection Account in order for the Trustee to make all required and scheduled payments and deposits into Subaccounts under the Indenture, if such Eligible Investment is not held by an Affiliate of the Trustee.

        Eligible Securities Account means either:

               (a)    a segregated trust account with an Eligible
                      Institution or

               (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of the United States of America or any State (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

        Event of Default has the meaning specified in Section 5.01 of the Indenture.

        Excess Curve Payment means, (a) with respect to each Annual Reconciliation Date, the excess of the Collections Curve Payments made to the Trustee in respect of each of the 12 Billing Months beginning 19 Billing Months (or from the first Series Issuance Date, if less than 19 months have elapsed) before the Billing Month in which the Reconciliation Date occurs, over the actual TBC Collections in respect of those Billing Months; and (b) with respect to each Monthly Reconciliation Date, the excess of the Collections Curve Payments made to the Trustee in respect of the Billing Month that is 8 months prior to the Billing Month in which such Reconciliation Date occurs, over the actual TBC Collections in respect of that prior Billing Month.

        Exchange Act means the Securities Exchange Act of 1934, as amended.

        Executive Officer means, with respect to any corporation, the chief executive officer, chief operating officer, chief financial officer, chief information officer, president, executive vice president, any vice president, the secretary or the treasurer of such corporation; and with respect to any limited liability company, any manager thereof.

        Expected Amortization Schedule means, with respect to each Series or, if applicable, each Class of Transition Bonds, the expected amortization schedule for principal thereof, as specified in the Series Supplement therefor.

        Expected Final Payment Date means, with respect to each Series or, if applicable, each Class of Transition Bonds, the Payment Date related to the date when all interest and principal is scheduled to be paid with respect to that Series or Class in accordance with the Expected Amortization Schedule, as specified in the Series Supplement therefor.

        FDIC means the Federal Deposit Insurance Corporation or its successor.

        Final Maturity Date means, for each Series or, if applicable, each Class of Transition Bonds, the Payment Date related to the date by which all principal of and interest on such Series or Class of Transition Bonds is required to be paid, as specified in the Series Supplement therefor.

        Financing Issuance means an issuance of a new Series of Transition Bonds under the Indenture to provide funds to finance the purchase by the Issuer of Bondable Transition Property.

        Financing Order means the bondable stranded cost rate order issued by the BPU on September 17, 1999 pursuant to the Competition Act.

        Fitch means Fitch, Inc., or its successor.

        Formation Documents means, collectively, the Issuer LLC Agreement, the Issuer Certificate of Formation and any other document pursuant to which the Issuer is formed or governed, as each may be amended or supplemented from time to time.

        General Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Grant means mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal, interest and other payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

        Hedge Counterparty means PSE&G as hedge counterparty under the Hedge Agreement.

        Hedge Agreement means the ISDA Master Agreement and the related Schedule and Confirmations, each dated January 5, 2001 between PSE&G and the Issuer, as same may be amended or supplemented from time to time.

        Holder or Transition Bondholder means the Person in whose name a Transition Bond of any Series or Class is registered in the Transition Bond Register.

        Indemnification Event means an event which triggers PSE&G's obligation to indemnify the Issuer and the Trustee, for itself and on behalf of the Transition Bondholders, and each of their respective managers, officers, directors and agents, pursuant to
        Section 5.01 of the Sale Agreement.

        Indemnity Amount means the amount of any indemnification obligation payable under the Basic Documents.

        Indenture means the Indenture dated as of January 31, 2001, between the Issuer and the Trustee, as the same may be amended and supplemented from time to time by one or more Supplemental Indentures, and shall include each Series Supplement and the forms and terms of the Transition Bonds established thereunder.

        Independent means, when used with respect to any specified Person, that the Person

               (a) is in fact independent of the Issuer, any other obligor upon the Transition Bonds, PSE&G and any Affiliate of any of the foregoing Persons,

               (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, PSE&G or any Affiliate of any of the foregoing Persons, and

               (c) is not connected with the Issuer, any such other obligor, PSE&G or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

        Independent Certificate means a certificate or opinion to be delivered to the Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section
        11.01 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Appendix A and that the signer is Independent within the meaning thereof.

        Independent Manager has the meaning set forth in the Issuer LLC
        Agreement.

        Initial Purchase Price has the meaning set forth in Section 2.01 of the Sale Agreement.

        Initial Transfer Date means the Series Issuance Date for the first Series of Transition Bonds.

        Initial Transferred Bondable Transition Property means the Bondable Transition Property sold by the Seller to the Issuer as of the Initial Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Initial Transfer Date as identified in such Bill of Sale.

        Insolvency Event means, with respect to a specified Person,

               (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or

               (b) the commencement by such Person of a voluntary case under any applicable Federal or State bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

        Interest means, for any Payment Date for any Series or Class of Transition Bonds, the sum, without duplication, of:

               (a) an amount equal to the amount of interest accrued at the applicable Interest Rate from the prior Payment Date with respect to that Series or Class;

               (b) any unpaid interest, to the extent permitted by law, plus any interest accrued on this unpaid interest at the applicable Interest Rate, to the extent permitted by applicable law;

               (c) if the Transition Bonds have been declared due and payable, all accrued and unpaid interest thereon; and

               (d) with respect to a Series or Class to be redeemed prior to the next Payment Date, the amount of interest that will be payable as interest on such Series or Class upon such redemption.

        Interest Rate means, with respect to each Series or Class of Transition Bonds, the rate at which interest accrues on the principal balance of Transition Bonds of such Series or Class, as specified in the Series Supplement therefor.

        Interest Rate Swap Agreement means any ISDA Master Agreement, together with the related Schedule and Confirmation, between the Issuer and a Swap Counterparty, as same may be amended or supplemented from time to time, with respect to any Series or Class of Transition Bonds.

        Issuer means PSE&G Transition Funding LLC, a Delaware limited liability company, or its successor under the Indenture or the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

        Issuer Annex means Annex 1 of the Servicing Agreement.

        Issuer Certificate of Formation means the Amended and Restated Certificate of Formation of the Issuer, dated January 25, 2001, which was filed with the Delaware Secretary of State's Office on January 26, 2001, as the same may be amended or supplemented from time to time.

        Issuer LLC Agreement means the Amended and Restated Limited Liability Company Agreement between the Issuer and PSE&G, as sole Member, dated as of January 31, 2001, as the same may be amended or supplemented from time to time.

        Issuer Officer's Certificate means a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of
        Section 11.01 of the Indenture, and delivered to the Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

        Issuer Opinion of Counsel means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture, be employees of or counsel to the Issuer or the Seller and who shall be reasonably satisfactory to the Trustee, and which opinion or opinions shall be addressed to the Trustee, and shall be in a form reasonably satisfactory to the Trustee.

        Issuer Order or Issuer Request means a written order or request, respectively, signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Trustee.

        Legal Defeasance Option has the meaning specified in Section 4.01(b) of the Indenture.

        Lien means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

        Losses means collectively, any and all liabilities, obligations, losses, damages, payments, costs or expenses of any kind whatsoever.

        Manager has the meaning set forth in the Issuer LLC Agreement.

        Market Transition Charge means the market transition charge that PSE&G may impose on Customers pursuant to the Competition Act and the Restructuring Order.

        Member means PSE&G, as the sole member of the Issuer, in its capacity as such member under the Issuer LLC Agreement.

        Monthly Reconciliation Date means the last Business Day of each month commencing with November 2014 (or such earlier month as the Servicer shall have specified to the Issuer and the Trustee by not less than 30 days prior written notice).

        Monthly Remittance Date means the 13th day of each calendar month (or if such day is not a Business Day, the preceding Business Day) beginning in March 2001.

        Monthly Servicing Fee means the fee payable to the Servicer on a monthly basis for services rendered, in accordance with Section
        5.07 of the Servicing Agreement.

        Moody's means Moody's Investors Service, Inc., or its successor.

        MTC-Tax means the tax which PSE&G is entitled to impose under the Restructuring Order.

        New Jersey UCC means the Uniform Commercial Code, as in effect in the State of New Jersey, as amended from time to time.

        Officers' Certificate means a certificate signed by

               (a) the chairman of the board, the president, the vice chairman of the board, any executive vice president or any vice president; and

               (b) the treasurer, any assistant treasurer, the secretary or any assistant secretary of PSE&G.

        Operating Expenses means, with respect to the Issuer, all fees, costs, expenses and indemnity payments owed by the Issuer, including, without limitation, all amounts owed by the Issuer to the Trustee, the Monthly Servicing Fee, the fees and expenses payable by the Issuer to the Administrator under the Administration Agreement, the fees and expenses payable by the Issuer to the Independent Managers and Special Members of the Issuer, fees of the Rating Agencies, legal fees and expenses of the Servicer pursuant to Section 3.10 of the Servicing Agreement, legal and accounting fees, costs and expenses of the Issuer, and legal, accounting or other fees, costs and expenses of the Seller (including, without limitation, any costs and expenses incurred by the Seller pursuant to Section 4.08 of the Sale Agreement) under or in connection with the Basic Documents or the Financing Order.

        Opinion of Counsel means one or more written opinions of counsel who may be an employee of or counsel to PSE&G, the Issuer or any other Person (as the context may require), which counsel shall be reasonably acceptable to the Trustee, the Issuer or the Rating Agencies, as applicable, and which shall be in form reasonably satisfactory to the Trustee, if applicable.

        Outstanding with respect to Transition Bonds means, as of the date of determination, all Transition Bonds theretofore authenticated and delivered under the Indenture except:

               (a) Transition Bonds theretofore canceled by the Transition Bond Registrar or delivered to the Transition Bond Registrar for cancellation;

               (b) Transition Bonds or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Holders of such Transition Bonds; provided, however, that if such Transition Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Trustee, made; and

               (c) Transition Bonds in exchange for or in lieu of other Transition Bonds which have been authenticated and delivered pursuant to the Indenture unless proof satisfactory to the Trustee is presented that any such Transition Bonds are held by a protected purchaser;

        provided that in determining whether the Holders of the requisite Outstanding Amount of the Transition Bonds or any Series or Class thereof have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Transition Bonds owned by the Issuer, any other obligor upon the Transition Bonds, PSE&G or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Transition Bonds that the Trustee knows to be so owned shall be so disregarded. Transition Bonds so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Transition Bonds and that the pledgee is not the Issuer, any other obligor upon the Transition Bonds, PSE&G or any Affiliate of any of the foregoing Persons.

        Outstanding Amount means the aggregate principal amount of all Outstanding Transition Bonds or, if the context requires, all Outstanding Transition Bonds of a Series or Class Outstanding at the date of determination.

        Overcollateralization means, with respect to any Payment Date, an amount that, if deposited to the Overcollateralization Subaccount, would cause the balance in such subaccount to equal the Scheduled Overcollateralization Level for such Payment Date.

        Overcollateralization Amount means, with respect to any Series of Transition Bonds, the amount specified as such in the Series Supplement therefor.

        Overcollateralization Subaccount has the meaning specified in
        Section 8.02(a) of the Indenture.

        Paying Agent means the Trustee or any other Person, including any Person appointed pursuant to Section 3.02(b) of the Indenture, that meets the eligibility standards for the Trustee specified in
        Section 6.11 of the Indenture and is authorized by the Issuer to make the payments of principal of or premium, if any, or interest on the Transition Bonds on behalf of the Issuer.

        Payment Date means, with respect to each Series or Class of Transition Bonds, each date or dates respectively specified as Payment Dates for such Series or Class in the Series Supplement therefor.

        Person means any individual, corporation, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), business trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

        Petition means the petition filed by PSE&G with the BPU, dated June 8, 1999.

        Predecessor Transition Bond means, with respect to any particular Transition Bond, every previous Transition Bond evidencing all or a portion of the same debt as that evidenced by such particular Transition Bond; and, for the purpose of this definition, any Transition Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Transition Bond shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Transition Bond.

        Principal means, with respect to any Payment Date and each Series or Class of Transition Bonds:

               (a) the amount of principal scheduled to be paid on such Payment Date in accordance with the Expected Amortization Schedule;

               (b) the amount of principal due on the Final Maturity Date of any Series or Class on such Payment Date;

               (c) the amount of principal due as a result of the occurrence and continuance of an Event of Default and acceleration of the Transition Bonds;

               (d) the amount of principal and premium, if any, due as a result of a redemption of Transition Bonds on such Payment Date; and

               (e)    any overdue payments of principal.

        Proceeding means any suit in equity, action at law or other judicial or administrative proceeding.

        Projected Transition Bond Balance means, as of any date, the sum of the amounts provided for in the Expected Amortization Schedules for each outstanding Series of Transition Bonds as of such date.

        PSE&G means Public Service Electric and Gas Company, a New Jersey corporation, or its successor.

        Rating Agency means, as of any date, any rating agency rating the Transition Bonds of any Class or Series at the time of issuance thereof at the request of the Issuer. If no such organization or successor is any longer in existence, "Rating Agency" shall be a nationally recognized statistical rating organization or other comparable Person designated by the Issuer, notice of which designation shall be given to the Trustee, the Member and the Servicer.

        Rating Agency Condition means, with respect to any action, the notification by the Trustee to each Rating Agency of such action and the notification from each of Fitch and S&P to the Trustee and the Issuer that such action will not result in a reduction or withdrawal of the then current rating by such Rating Agency of any Outstanding Series or Class of Transition Bonds.

        Reconciliation Date means an Annual Reconciliation Date or a Monthly Reconciliation Date, as appropriate.

        Record Date has the meaning set forth in each Supplemental
        Indenture.

        Redemption Date means, with respect to each Series or Class of Transition Bonds, the date for the redemption of the Transition Bonds of such Series or Class pursuant to Sections 10.01 or 10.02 of the Indenture or the Series Supplement for such Series or Class, which in each case shall be a Payment Date.

        Redemption Price has the meaning set forth in Section 10.01 of the Indenture.

        Refunding Issuance means an issuance of a new Series of Transition Bonds under the Indenture to pay the cost of refunding, through redemption or payment on the Expected Final Payment Date for a Series or Class of Transition Bonds, all or part of the Transition Bonds of such Series or Class to the extent permitted by the terms thereof.

        Registered Holder means, as of any date, the Person in whose name a Transition Bond is registered in the Transition Bond Register on such date.

        Released Parties has the meaning specified in Section 5.02(f) of the Servicing Agreement.

        Remittance Date means a Daily Remittance Date or a Monthly Remittance Date, as applicable.

        Required Capital Amount means with respect to any Series, the amount required to be deposited in the Capital Subaccount on the Series Issuance Date of such Series, as specified in the related Series Supplement.

        Reserve Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Responsible Officer means, with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

        Restructuring Order means the order of the BPU issued on August 24, 1999 pursuant to Section 13 of the Competition Act.

        Retiring Trustee means a Trustee that resigns or vacates the office of Trustee for any reason.

        Sale Agreement means the Bondable Transition Property Sale Agreement dated January 31, 2001 between the Seller and the Issuer, as the same may be amended or supplemented from time to time.

        Scheduled Overcollateralization Level means, with respect to each Series and any Payment Date, the amount with respect to such Series set forth as such in Schedule 1 of the Indenture, as such Schedule has been adjusted in accordance with Section 3.19 of the Indenture to reflect redemptions or defeasances of Transition Bonds and issuances of additional Series of Transition Bonds.

        Securities Account Control Agreement means the securities account control agreement by and between PSE&G Transition Funding LLC, as debtor, the Trustee as the Secured Party and The Bank of New York, in its capacity as securities intermediary thereunder.

        Seller means PSE&G, in its capacity as seller of the Bondable Transition Property to the Issuer pursuant to the Sale Agreement.

        Series means any series of Transition Bonds issued by the Issuer and authenticated by the Trustee pursuant to the Indenture, as specified in the Series Supplement therefor.

        Series Capital Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Series Final Maturity Date means the Final Maturity Date for a Series.

        Series Issuance Date means, with respect to any Series, the date on which the Transition Bonds of such Series are to be originally issued in accordance with Section 2.10 of the Indenture and the Series Supplement for such Series.

        Series Overcollateralization Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Series Subaccount has the meaning specified in Section 8.02(a) of the Indenture.

        Series Supplement means an indenture supplemental to the Indenture that authorizes a particular Series of Transition Bonds, as the same may be amended or supplemented from time to time.

        Servicer means PSE&G, as the servicer of the Bondable Transition Property, and each successor to PSE&G (in the same capacity) pursuant to Section 5.03 or 6.04 of the Servicing Agreement.

        Servicer Default means an event specified in Section 6.01 of the Servicing Agreement.

        Servicing Agreement means the Servicing Agreement dated as of January 31, 2001, between the Issuer and the Servicer, as the same may be amended and supplemented from time to time.

        Special Member has the meaning set forth in the Issuer LLC
        Agreement.

        Standard & Poor's, or S&P, means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, or its successor.

        State means any one of the 50 states of the United States of America or the District of Columbia.

        Subaccount means any of the subaccounts of the Collection Account specified in Section 8.02 of the Indenture.

        Subsequent Sale means the sale of additional Bondable Transition Property by the Seller to the Issuer after the Initial Transfer Date, subject to the satisfaction of the conditions specified in the Sale Agreement and the Indenture.

        Subsequent Transfer Date means the date that a sale of Subsequent Transferred Bondable Transition Property will be effective, as specified in a written notice provided by the Seller to the Issuer pursuant to the Sale Agreement.

        Subsequent Transferred Bondable Transition Property means Bondable Transition Property sold by the Seller to the Issuer as of a Subsequent Transfer Date pursuant to the Sale Agreement and the Bill of Sale delivered on or prior to the Subsequent Transfer Date as identified in such Bill of Sale.

        Successor Servicer means a successor Servicer appointed by the Trustee pursuant to Section 6.04 of the Servicing Agreement which succeeds to all the rights and duties of the Servicer under the Servicing Agreement.

        Supplemental Indenture means a supplemental indenture entered into by the Issuer and the Trustee pursuant to Article IX of the Indenture.

        Swap Counterparty means, with respect to any Interest Rate Swap Agreement, the swap counterparty under that Interest Rate Swap Agreement.

        TBC Collections means amounts received by the Servicer in respect of the Transition Bond Charge.

        Termination Notice has the meaning specified in Section 6.01 of the Servicing Agreement.

        Third Party means any third party, including any electric generation supplier, providing billing or metering services, licensed by the BPU pursuant to relevant provisions of the Competition Act, the BPU Regulations and the Financing Order.

        Transfer Date means the Initial Transfer Date or any Subsequent Transfer Date, as applicable.

        Transferred Bondable Transition Property means Bondable Transition Property which has been sold, assigned and transferred to the Issuer pursuant to the Sale Agreement.

        Transition Bond means any of the transition bonds (as defined in the Competition Act) issued by the Issuer pursuant to the Indenture.

        Transition Bond Balance means, as of any date, the aggregate Outstanding Amount of all Series of Transition Bonds on such date.

        Transition Bond Charge means the Transition Bond Charge authorized by the BPU to be imposed on all Customers by PSE&G or its successor to recover Bondable Stranded Costs pursuant to the Competition Act and the Financing Order.

        Transition Bond Charge Adjustment means each adjustment to the Transition Bond Charge related to the Transferred Bondable Transition Property made in accordance with Section 4.01 of the Servicing Agreement and the Issuer Annex.

        Transition Bond Charge Adjustment Process means the process by which the Transition Bond Charge is adjusted pursuant to the Servicing Agreement, the Competition Act, the Petition and the Financing Order.

        Transition Bond Owner means, with respect to a Book-Entry
        Transition Bond, the Person who is the beneficial owner of such Book-Entry Transition Bond, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency
        Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

        Transition Bond Register has the meaning specified in Section 2.05(a) of the Indenture.

        Transition Bond Registrar has the meaning specified in Section 2.05(a) of the Indenture.

        Trust Indenture Act or TIA means the Trust Indenture Act of 1939, as in force on the date hereof, unless otherwise specifically provided.

        Trustee means The Bank of New York, a New York banking corporation, or its successor, as trustee under the Indenture and in the capacity specified in the first paragraph of the Indenture, or any successor Trustee under the Indenture.

        Underwriting Agreement means the Underwriting Agreement dated as of January 25, 2001, among the Seller, the Issuer and Lehman Brothers, Inc., on behalf of itself and as the representative of the several underwriters named therein.

        U.S. Government Obligations means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.